Exhibit 10.3

COMMERCIAL LEASE
THIS LEASE is made and entered into on this 28 day of March, 2011, by and between Wood River Capital, LLC, whose address is 505 west Vine Street, suite 301, Kissimmee, Florida, 34741 ("Lessor") and YTB International, Inc., whose principal place of business is 1901 East Edwardsville Road, Wood River, IL 62095  ("Lessee"), who agrees as follows:

1.  Leased Premises  In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Lessee to be observed and performed, the Lessor demises and leases to the Lessee and Lessee rents from Lessor that area outlined in red on Exhibit "A" attached hereto containing 20,000 square feet of finished office space and an additional 20,000 square feet of unfinished warehouse space (the "Leased Premises"), known as 1901 East Edwardsville Road, Wood River, IL 62095, being part of the premises legally described on Exhibit "B" attached hereto.

2.  Term  The term of this Lease shall be Ten (10) Years extending from March 25, 2011  to March 31, 2021.

3.1.  Base Rent  Lessee agrees to pay to Lessor at the office of Lessor, or at such other place designated by Lessor, without any prior demand thereof and without any deduction or set-off whatsoever, for a period of 10 years, on triple net basis and on an “as is - with all faults” basis at following rent and such other terms as Buyer and Seller agree, as follows: Lessee’s annual rent shall be paid in equal monthly installments for the first 3 year period shall be $1,385.00 per month (after full credit for sums paid to Lessor by Zeiser Motors under the Zeiser Motors Lease dated September 29, 2010, said lease attached hereto as Exhibit C and which has been assigned to Lessor by Lessee), with rent due in advance on the 1st day of each and every month.  In the event Lessee and/or Zeiser violate their lease obligations including those expressly stated in paragraph 3.4 , then effective immediately, Seller’s annual rent (to be paid in monthly installments ) shall be at the rate of $8.00 Sq. Ft. for office space and $4.00 for unfinished/warehouse space for the remaining period of the initial 3 year term of the lease and, thereafter the rent will increase annually on basis of increase of CPI. (3) As additional rent, Lessee shall obtain insurance in amounts and other provisions required by Lessor and name Lessor and its employees, agents, managers, owners and affiliates as additional insured on its insurance, (4) As additional rent, Anytime during the first 12 month period from the closing Date, Lessee will repair and improve the parking lot in compliance with governmental agencies requirements and to Lessor’s reasonable satisfaction (5) As additional rent, in addition to and along with the monthly rent, Lessee will deposit an estimated amount as determined by Lessor to pay when due, the real estate (and other taxes) taxes ( beginning April 1, 2011, an estimated sum of $2,900.00 each month) and insurance payable for the Property, its improvements and leases. (6) Upon execution of  this lease by Lessee, Lessor will have first security interest on all the tangible, intangible and/or mixed assets of Lessee and their proceeds to secure the full and faithful performance by Lessee of its lease obligations and in line with that, Lessee hereby appoints Lessor as its attorney in fact to execute and file necessary instruments to perfect and secure its interest.

3.2.  Cost of Living Increase  At the commencement of years 4 through 10 of this Lease, Lessor may elect to increase the annual rent by a percentage not to exceed the percentage increase, if any, in the national Cost of Living Index occurring since the effective date of the previously established rent.  In such event, Lessor shall furnish Lessee with a statement of such increase.

3.3.  Service Charges  In the event any rental due Lessor under this Lease shall not be paid by the fifth day of any month, a monthly service charge of one and one-half percent (1-1/2%) per month of the overdue rental obligation shall be charged for that and each subsequent month past due.  With respect to any amounts other than the monthly rent, any amount not paid within fifteen (15) days from Lessor's billing date shall incur a monthly service charge of one and one-half percent (1-1/2%) is equivalent to an annual percentage rate of eighteen percent (18%); provided that if such rate be illegal as against Lessee the rate shall be limited to the highest rate permitted by law.  Notwithstanding the forgoing, without any written demand, as additional administrative fee, Lessee agrees to pay $660.00 for each day of each month of delay if the rent due, additional rent due or any other payment due Lessor is not received by Lessor when due.  Notwithstanding the foregoing,

        3.4.  If payments due under this Lease are not received by Lessor when due and Lessee continues to not pay within 10 days from the date of written notice from the Lessor, the Lessee shall be deemed to be in default of this Lease.  For non-monitory breaches or violations, if such breaches or violations are not cured within the periods provided for cure within this Lease and in any event are not cured within 60 days from the date of written notice from the Lessor, then the Lessee shall be deemed to be in default of this Lease. Lessee and Lessor further agree that (a) any default by Zeiser Motor Inc as Tenant and Lessee and Landlord in that certain September 29, 2010 lease relating to that certain premises commonly known as 1911 E. Edwardsville Rd., Wood River, Illinois shall be deemed a default under this Lease and/or (b) any default by Zeiser Auto Group of any of its obligations set out in that certain $550,000.00 Promissory Note dated November 15, 2010 shall be deemed a default under this Lease after Lessor has given Lessee 5 days written notice to cure any such default.  If default is not cured within said 5 days, Landlord’s obligation to pay Tenant $4,300,000.00 as evidenced by that certain promissory note of today’s date shall be deemed paid in full.  Events described in this paragraph 3.3 and 3.4 are and shall be considered to be defaults and/or Events of Default

4.  Use of Premises  Subject to the conditions stated in this Lease, the premises shall be used for office space and storage/ warehouse space, or for any other purpose not prohibited by law or ordinance.  Lessee shall not permit the Leased Premises, or any part thereof, to be used in any manner which constitutes a nuisance or which may injure the reputation, character or appearance of the property, or which may disturb, inconvenience or cause complaints by occupants of the property in proximity to the Leased Premises or may cause increase in the cost of insurance of the Leased Premises or the Property of which the Leased Premises are a part.  Lessee shall keep and maintain the Leased Premises and Lessee's personal property and signs therein or thereon and the exterior and interior portions of all windows, doors and all other glass or plate glass in a neat, clean, sanitary and safe condition, and shall comply with all ordinances, laws and regulations of all governmental authorities having jurisdiction and apply for, secure, maintain and comply with all licenses or permits which may be required for the conduct by Lessee of the business herein permitted to be conducted in the Leased Premises and to pay, if, as and when due all license and permit fees and charges of a similar nature.

5.  Taxes and Utilities  Lessee shall pay for gas and electric which are separately metered for the Leased Premises.  Lessee shall pay for trash hauling, either by arranging it separately or paying a pro-rata share if pickup is provided in common for more than one Lessee of the building.  Lessor shall pay real estate taxes, and shall pay for water and sewer unless they are separately metered for the Leased Premises, in which event water and sewer shall be paid by Lessee. If Lessee fails to pay, Lessor reserves the right though Lessor is not obligated pays for any utilities for the Leased Premises including gas, electricity, water, sewer, trash pickup etc, Lessee agrees to reimburse Lessor for such payments as additional rent within 15 days of date of Lessor’s billing to Lessee.

6.  Snow Removal : The cost of snow and ice removal from the parking lot will be born by Lessee when Lessee when Lessee determines that it is reasonably necessary for the parking lot to be cleared (except that Zeiser Motors shall be responsible for its own lot as set forth in it Lease provisions).

7.  Signs  All signs and other advertising or display devices on the exterior of the Leased Premises shall be subject to the requirements of the law and/or ordinances and Lessor's prior written approval, which shall not be unreasonably withheld.  Lessee shall, at Lessee's expense, maintain and keep in good repair all such signs and other devices and in compliance with the requirements of all governmental and qusai governmental agencies with Jurisdiction over the Property of which the Leased Premises are a part.

8.  Lessee to Fully Equip Leased Premises  Lessee shall fully equip the Leased Premises with all trade fixtures and equipment, furniture, furnishings, and floor coverings, and any other fixtures and equipment necessary for the operation of the Lessee's business.

9.  Condition, Maintenance and Repairs  Lessee acknowledges and agrees that the Leased Premises are leased to Lessee  in “as is with all faults” condition and Lessee shall make all repairs and improvements Lessee deems necessary to operate Lessee’s business.  Lessee acknowledges and agrees that Lessor has made no oral or written representations or warranties of any nature whatsoever as to condition or use of the Leased Premises.  Upon termination of this Lease, Lessee shall yield up the premises to Lessor in the same condition as at the commencement of the term of this Lease, except for reasonable wear and tear, and except for damages or loss to the buildings and premises when such loss is covered by the insurance required by this Lease.  Lessee shall be responsible for all maintenance and repairs, including however the exterior and structural portions of the Leased Premises.  "Maintenance and repairs" shall mean and include the performance and furnishing of all repairs, replacements, renewals, alterations, additions, improvements and betterments, necessary to keep the Leased Premises in as good condition as upon commencement of this Lease and /or as required by all governmental and qusai governmental agencies with jurisdiction over the Property of which the Leased Premises are a part.  If Lessee refuses or neglects to make repairs and/or maintain the Leased Premises or any part thereof, in a manner reasonably satisfactory to Lessor, Lessor shall have the right, upon giving Lessee reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Lessee.  In that event such work shall be paid for by Lessee no later than within 15 days from the date a notice therefore is sent to Lessee by Lessor.

10.  Alterations  Lessee may, at its own expense, from time to time during the term of this Lease, make alterations, additions, changes and improvements in and to the interior of the Leased Premises (except those of a structural nature) but only with Lessor's prior written consent, which consent shall not be unreasonably withheld.  All such work shall be done in a good and workmanlike manner, in accordance with all applicable laws and regulations after obtaining building permits as required and shall be diligently prosecuted so that the Leased Premises shall at all times be a complete unit except during the period of work.

11.  Mechanic's Liens  Lessee agrees that it will pay or cause to be paid all costs for work done by it or caused to be done by it on the Leased Premises and Lessee agrees to and shall indemnify and save Lessor free and harmless against liability, loss, damage, costs, attorney's fees, and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Lessee or persons claiming under it; provided however, that Lessee shall have the right, at its sole cost and expense, to contest any mechanic's lien that might be filed on account of any such work.

12.  Insurance    In the event that the Leased Premises or any part thereof is destroyed by any cause, then the premises shall be repaired and restored by Lessee as quickly as possible.  In either event, the rent shall, for the remainder of the term of the Lease or while the repairs are being made, be reduced to take into account any loss of the use of the premises, by an amount mutually agreed by the parties or by an amount equal to the difference of the rent which was due to Lessor pursuant to the terms of this Lease reduced by the amount of compensation paid by insurance company to Lessor for lost business/lost revenue.  It is agreed by the parties that Lessee shall, throughout the term of this Lease and any extension, maintain fire and extended coverage on the premises, in an amount equal to or greater than the fair market value at the time of initiation of this Lease of the property upon which the leased premises are located, and liability coverage in the minimum amount of $1,000,000.00 per occurrence as to acts or omissions for which Lessee may be legally liable, and shall name Lessor as an additional insured.  Lessee shall, at Lessee's expense, provide personal property coverage as to equipment and furnishings owned by Lessee situated on the leased premises, also naming Lessor as an additional insured. Lessee shall furnish proof of the required insurance each year beginning from the  commencement of the term of this Lease, upon any renewal, extension or replacement of such insurance, and upon written request.

13.  Limitation of Lessor's Liability   Except to the extent of Lessor's insurance coverage as an additional insured on Lessee’s policy,  and subject to the limitations of that coverage, Lessor shall have not liability to Lessee or Lessee's agents, employees, business invitees or any other person occupying or coming upon the Leased Premises, for loss of life, personal injury, property damage, lost profits, business interruption or loss of use, arising from any cause other than willful and intentional act of Lessor, liability for any uninsured claim arising out of Lessor's alleged negligence being hereby expressly excluded.  Lessee hereby agrees to indemnify and hold harmless Lessor, its members, managers, officers, employees, agents and representatives from and against and claim, loss, damage, injury, judgment, cost and expense including reasonable attorney’s fees arising out of relating this Lease, the Leased Premises, the Property, their use or occupancy.

14.  Abandonment and Reletting  If Lessee shall abandon or vacate the premises during the term of this Lease or shall be removed from the premises on account of default, Lessor shall attempt in good faith to secure a replacement Lessee.  Lessor may re-let the premises for such rent and upon such terms as Lessor deems fair and use the rent paid as a basis for deficiency rent.  If after paying the expense of such re-letting and collecting, a sufficient sum shall not be realized in order to satisfy the rent as agreed in this Lease, Lessee agrees to satisfy and pay all such deficiency, as it accrues during the remainder of the term of this Lease.

15. Transfer by Lessee, Requirements  Lessee shall not transfer, assign, sublet, enter into license or concession agreements, change ownership of or hypothecate this Lease or Lessee's interest in and to the Leased Premises without first procuring the written consent of Lessor and such consent shall be at the sole discretion of Lessor.  Any attempted transfer, assignment, subletting, license or concession agreement, change of ownership or hypothecation without Lessor's written consent shall be void and confer no rights upon any third person and Lessor may treat such third person as a trespasser.

16.  Lessor's Interest  Lessee acknowledges that, upon commencement of this Lease, Lessor is purchasing the premises from Lessee, legally described on Exhibit "B" of which the Leased Premises are part, under a purchase agreement contemporaneously dated with this lease, and the parties agree that any terms provided in said Purchase Agreement and Rider A controls, unless specifically agreed to in writing after this date.  Lessor expressly warrants that it has authority to enter this Lease with Lessee.  In the event of a sale, transfer or assignment of Lessor's interest in the Leased Premises Lessee shall attorn to and recognize such transferee, purchaser, contract seller or mortgagee as Lessor under this Lease.

17.  Right to Re-enter  In the event of any failure of Lessee to pay any rental due hereunder within five (5) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Lessee for more than fifteen (15) days after written notice of such default shall have been given to Lessee, or if Lessee shall be finally adjudicated a bankrupt and all appeal rights have been extinguished, or if Lessee, in any court pursuant to any statute either of the United States or of a State, shall file a petition in bankruptcy or insolvency, or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or shall make assignment for the benefit of creditors, or if Lessee shall abandon the Leased Premises or suffer this Lease to be taken under any writ of execution, then Lessor, besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service of notice or resort to legal process ( to the maximum extent permitted by the law) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, subject however to the provisions of the Illinois Forcible Entry and Detainer Act as the same shall be in force and effect from time to time.  Lessee hereby waives all requirements of notice except to cure defaults as stated expressly in this Lease.

18.  Rights and Remedies Cumulative  The rights and remedies herein reserved by or granted to Lessor or Lessee are distinct, separate and cumulative, and the exercise of any one for them shall not be deemed to preclude, waive or prejudice Lessor's or Lessee's right to exercise any or all others.

19.  Waiver  The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessor of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.  No covenant, term or condition of this Lease shall be deemed to have been waived by Lessor unless such waiver is in writing by Lessor.

20.  Costs of Litigation or Cost relating to this Lease  In the event that Lessor should bring suit for the possession of the Leased Premises, for the recovery of any sum due under this Lease, or because of the breach of any covenant of this Lease, or for any other relief against Lessee, declaratory or otherwise, then Lessee shall pay for all costs including attorneys fees associated with such litigation; or should Lessee bring any suit for any relief against Lessor, declaratory or otherwise, arising out of this Lease; then If the non-prevailing party is the Lessor, Lessor agrees to pay the prevailing party all costs, expenses and reasonable attorneys' fees that The Lessee as the prevailing party may have incurred in connection therewith.  All costs associated with this Lease incurred by the Lessor shall be paid by the Lessee within 15 days of the date of the notice sent to the Lessee as additional rent.

21.  Right of Entry  Lessor or Lessor's agents shall have the right to enter the Leased Premises at all reasonable times during Lessee's business hours upon reasonable notice to Lessee (except in the case of an emergency in which event Lessor may enter at any time without notice); for any reasonable purpose consistent with Lessor's interest in the premises.

22.  Extension of Agreement  Subject to the restrictions set forth in paragraph 1, this Lease shall be binding upon and inure to the benefit of the heirs, successors, assigns and personal representatives of each party in the same manner as upon the parties themselves.

23.  Joint and Several Obligations  The obligations of any two or more persons designated as "Lessee" in this Lease shall be joint and several, and each hereby authorizes the others as his or her attorney-in-fact to do or perform any act or agreement with respect to this Lease or the premises.

24.  Controlling Law  The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease.  Should either party institute legal suit or action for enforcement of any obligation contained herein, it is agreed that the venue of such suit or action shall be, at the option of Lessor, in Madison or DuPage County, Illinois and Lessee expressly consents to Lessor's so designating the venue of any suit or action.

25.  Security Deposit  :  Lessee shall not be required to provide a Security Deposit under this transaction.

26.  Notices, Wavier of Jury Trial  Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person, sent by private courier or United States certified mail, postage prepaid, and shall be addressed (a) in the case of Lessee to 1901 E. Edwardsville Road, Wood River, Illinois 62095 with copy to Jack Humes, Attorney, Sivia Business & Legal Services, P.C., 217 South Main Street, Edwardsville, Illinois 62025, or such other address as Lessee shall designate by written notice; and (b) in the case of Lessor to: 505 W. Vine Street, Suite 301, Kissimmee, Florida, 34741 with copy to D. Lakhani, Attorney, 8304 S. Kelly Dr., Woodridge, Illinois, 60517, or at such other address that Lessor shall designate by written notice.  Notice so sent shall be deemed received upon first attempted delivery.   Lessee hereby irrevocably waives it right to jury trial in any litigation arising under or relating to this Lease

27.  Captions and Section Numbers  The captions, sections numbers, article numbers and index, if any, appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles nor in any way affect this Lease.

28.  Partial Invalidity  It is agreed that if any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision valid, then the provisions shall have the meaning which renders it valid.

29.  Authority. Lessee and Lessor each represents to the other that the undersigned agent has authority to execute this Lease on behalf of its respective party.

30.  Counterparts, signatures.  This Lease may be executed in two or more counterparts each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.  It shall not be necessary for every party hereto to sign each counterpart but only that each party shall sign at least one such counterpart. Faxed and/or digital copies of signatures or this Lease shall have same effect as original signatures and/or original Lease.

31.  Waiver of Claims.  Lessor shall not be liable or responsible for any loss or damage to property or contents or visitors of Lessee, subtenant or occupant of the Premises and all contents and property insurance policies carried by such Lessee, sublessee or occupant shall contain appropriate waiver of subrogation endorsement; and Lessee, any sublessee or occupant hereby expressly waive any and all claims for any damage to its property, contents, visitors or to persons occasioned by failure to keep said premises in repair, or for any damage done or occasioned by or from plumbing, gas, water, sprinkler steam or other pipes or sewerage or the bursting, leaking or running of any pipes, tank or plumbing fixtures in, above, upon or about said building or Premises, nor for any damage occasioned by water, snow or ice being upon or coming through the roof; skylights, trapdoor or otherwise, nor for any damage arising from acts or neglect of neighbors, co-tenants or other occupants of the Premises, or of any owners or occupants of adjacent or contagious property, nor for any damage done or occasioned by acts done during repairs or alterations which were necessary or which were requested by Lessee or Lessor. Lessee agrees to hold harmless Lessor, Lessor's lenders, successors, heirs, agents and/or employees from and against any loss, claim, injury; damage or cost including reasonable attorneys’ fees and court costs resulting out of any claim made by Lessee, Lessee’s officers, directors, employees, invitees, visitors or vendors.

32.  Lessee’s Additional Obligations.  As additional rent, in exchange for waiver of Security Deposit and reduced rent contained in 3.1 above, Lessee agrees to be responsible for and perform  all the repair and maintenance of that portion of the Property not leased by Lessee or any other tenant (including Zeiser) {such area shall hereafter be referred to as “Vacant Property”}, maintain insurance as required by Lessor for the Vacant Property and monthly pay in addition to the monthly rent as due in this Lease, Real Estate Taxes for the Vacant Property in addition to performing and paying monthly when due all payments due and payable as part of its obligations as otherwise stated in this Lease.  As and when the whole or part of the Vacant Property get’s leased and the tenant for that area takes on that responsibility, Lessee’s obligations under this paragraph shall reduce to that extent.

33.  Entire Agreement  This Lease, the Purchase Agreement and its Ruder A referred to in paragraph 16 of this Lease, the Exhibits, and any Rider attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral, or written, between them other than are herein set forth.  Except as herein provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Lessor or Lessee unless reduced to writing and signed by them.

TO WITNESS OUR AGREEMENT,  we have signed only in our capacity as authorized agents of our respective parties and not personally duplicate originals of this Lease, one to be kept by Lessor and one to be kept by Lessee, to be effective as of the date first above written.

LESSOR:	LESSEE:

Wood River Capital, LLC	YTB International, Inc.

By: /s/ Kanaiyalal J. Hathi	By: /s/ Robert Van Patten
Kanaiyalal J. Hathi, Manager	Robert Van Patten, CEO